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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE FIRST MARBLEHEAD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

October 15, 2004

Fellow Stockholders:

We are pleased to invite you to our 2004 annual meeting of stockholders. The meeting will take place on Thursday, November 18, 2004 at 10:00 a.m., local time, at the offices of our corporate counsel, located at 60 State Street, Boston, Massachusetts 02109. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

On the pages following this letter you will find the notice of our 2004 annual meeting of stockholders, which lists the items of business to be considered at the meeting, and the proxy statement, which describes the items of business listed in the notice and provides other information you may find useful in deciding how to vote. We have also enclosed our annual report to stockholders for the fiscal year ended June 30, 2004, which contains our audited consolidated financial statements.

If you are a stockholder of record, we have enclosed a proxy card that enables you to vote on the matters to be considered at the meeting if you do not plan to attend in person. To vote, simply mark, sign and date your proxy card and mail it in the enclosed postage-paid envelope provided. If your shares are held in "street name" – that is, held for your account by a bank, broker or other holder of record – you will receive instructions from the holder of record that you must follow for your shares to be voted.

The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we hope that you will cast your vote.

Thank you for your ongoing support and continued interest in The First Marblehead Corporation.

Sincerely,

Daniel Maxwell Meyers
 Chief Executive Officer and Chairman of the Board

THE FIRST MARBLEHEAD CORPORATION
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Thursday, November 18, 2004
Place	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109
Items of Business	At the meeting, we will ask you and our other stockholders to:
(1) elect eight directors for terms to expire at the next annual meeting of stockholders;
(2) approve an amendment to our restated certificate of incorporation to increase the authorized number of shares of common stock from 100,000,000 to 150,000,000;
(3) approve our executive incentive compensation plan; and
(4) transact any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
The board of directors has no knowledge of any other business to be transacted at the annual meeting.
Record Date	You may vote if you were a stockholder of record at the close of business on October 1, 2004.
Proxy Voting
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting.

                      By order of the Board of Directors,

                      Ralph M. James
                       Secretary

October 15, 2004
Boston, Massachusetts

THE FIRST MARBLEHEAD CORPORATION
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199

PROXY STATEMENT

APPENDIX A—Executive Incentive Compensation Plan

APPENDIX B—Audit Committee Charter

THE FIRST MARBLEHEAD CORPORATION
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on November 18, 2004

        The First Marblehead Corporation, a Delaware corporation (referred to as "we," "us" or "First Marblehead" in this document), has sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2004 annual meeting of stockholders. The annual meeting will be held on Thursday, November 18, 2004, at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, our counsel, located at 60 State Street, Boston, Massachusetts 02109. If the annual meeting is adjourned for any reason, the proxies may be used at any adjournments of the annual meeting.

        This proxy statement summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions at the annual meeting, if you do not plan to attend in person.

        We are mailing this proxy statement and the enclosed proxy card to stockholders on or about October 15, 2004. In this mailing, we are also including copies of our annual report to stockholders for the year ended June 30, 2004. We refer to the year ended June 30, 2004 as "fiscal 2004" throughout this proxy statement.

        Our annual report on Form 10-K for fiscal 2004, as filed with the Securities and Exchange Commission, or SEC, including our audited financial statements, is available free of charge on our website at www.firstmarblehead.com or through the SEC's electronic data system at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you free of charge, either: write to Investors Relations, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199, or email Investor Relations at info@firstmarblehead.com.

INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

        The record date for the annual meeting was October 1, 2004. Holders of record of our common stock at the close of business on that date are entitled to one vote per share on each matter properly brought before the meeting. As of the close of business on October 1, 2004, we had 64,446,739 shares of our common stock outstanding.

        A list of stockholders of record entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Ralph M. James, at our address as set forth above, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the meeting, between the hours of 9:00 A.M. and 5:00 P.M., local time, on any business day from November 8, 2004 up to the time of the meeting.

Am I entitled to vote if my shares are held in "street name?"

        If the shares you own are held in "street name," these proxy materials have been forwarded to you by your bank or brokerage firm, which is the record holder of your shares. You have the right to direct the record holder how to vote your shares, and your bank or brokerage firm is required to vote according to your instructions. To instruct your record holder how to vote your shares, please follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms solicit voting instructions over the Internet or by telephone.

        Under the rules of the New York Stock Exchange, if you do not give voting instructions to your bank or brokerage firm, it will be permitted to vote your shares with respect to certain "discretionary" items, but will not be permitted to vote your shares with respect to certain "non-discretionary" items. The election of directors (proposal one) and the amendment to our restated certificate of incorporation (proposal two) are considered discretionary items under the New York Stock Exchange rules. The approval of our executive incentive compensation plan (proposal three) is a non-discretionary item. Accordingly, if you do not give your bank or brokerage firm instructions with respect to proposal three, or if your bank or brokerage firm does not exercise its discretionary authority with respect to proposals one or two, your shares will be treated as "broker non-votes" on the particular matter.

        Regardless of whether your shares are held in street name, you are cordially invited to attend the annual meeting. You may not vote your shares in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record of your shares (i.e., your brokerage firm or bank).

How may I vote if I am a stockholder of record?

        If you are a stockholder of record (i.e., you hold shares in your name in an account with our stock transfer agent, EquiServe Trust Company, N.A.), you may vote your shares in person or by proxy:

  •
  to vote in person, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

  •
  to vote by proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card.

        The proxy card solicited by our board of directors allows stockholders the choice to approve, disapprove or abstain with respect to each matter to be acted upon at the annual meeting, other than the election of directors (proposal one), as to which matter the proxy card allows stockholders the choice of voting for all of the nominees or withholding votes for any or all of the nominees. Where a stockholder indicates a choice on the proxy card with respect to any matter to be acted upon, the shares will be voted as specified. If you sign and return your proxy card and do not specify a choice, your shares will be voted according to the board of directors' recommendations, as indicated in this proxy statement.

How may I change my vote?

        If you are a stockholder of record, even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

  •
  send written notice to Ralph M. James, our Secretary, at our address above;

  •
  send us another signed proxy with a later date; or

  •
  attend the meeting, notify our Secretary that you are present, and then vote by ballot.

        If you own shares in "street name," your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

How many shares must be present to hold the annual meeting?

        In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote at the meeting, that is, at least 32,223,370 shares.

        Shares of common stock present in person or represented by proxy (including any "broker non-votes" and shares that abstain or provide no voting instructions with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

        If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each matter?

  Proposal One—Election of Directors

        Directors will be elected by a plurality of the votes cast by our stockholders entitled to vote on the election. In other words, the eight nominees for director receiving the highest number of votes FOR election will be elected as directors, regardless of whether that number represents a majority of the votes cast.

  Proposal Two—Amendment to Our Restated Certificate of Incorporation

        The affirmative vote of the holders of a majority of the shares of common stock outstanding is needed to approve the amendment to our restated certificate of incorporation.

  Proposal Three—Executive Incentive Compensation Plan

        The affirmative vote of the holders of a majority of the shares of common stock present or represented at the annual meeting and voting on the matter is needed to approve the executive incentive compensation plan.

How will votes be counted?

        Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, (1) if the holder of the shares either withholds authority in the proxy to vote for a particular director nominee or nominees, or abstains from voting on a particular matter, or (2) if the shares are broker non-votes. As a result, withheld shares, abstentions and broker non-votes will have no effect on the outcome of voting on proposal one or proposal three. Abstentions and broker non-votes, however, will have the same effect as a vote against proposal two, which requires the affirmative vote of a majority of all outstanding shares of our common stock.

How does the board of directors recommend that I vote?

        Our board of directors recommends that you vote:

  •
  FOR proposal one—elect our eight nominees to the board of directors

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  FOR proposal two—approve the amendment to our restated certificate of incorporation

  •
  FOR proposal three—approve the executive incentive compensation plan

Will any other business be conducted at the annual meeting?

        Our board of directors does not know of any other business to be conducted or matters to be voted upon at the meeting. Under our by-laws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting is the close of business on October 25, 2004, the 10th day following the date on which notice of the date of the meeting was mailed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Who pays for the solicitation of proxies?

        We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have requested banks, brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the banks, brokerage houses and other persons for their reasonable out-of-pocket expenses in connection with this distribution.

How and when may I submit a proposal for the 2005 annual meeting?

        If you are interested in submitting a proposal for inclusion in the proxy statement and proxy card for our 2005 annual meeting, you must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199 Attention: Secretary, no later than June 16, 2005.

        If you wish to present a proposal at the 2005 annual meeting, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice to us at the address noted above. Our by-laws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 60 days, but not more than 90 days, prior to November 18,

2005. However, if the 2005 annual meeting is scheduled to be held prior to October 29, 2005 or after January 17, 2006, your notice must be received no earlier than the 90th day prior to the 2005 annual meeting and no later than the close of business on the later of (1) the 60th day prior to the 2005 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If you fail to provide timely notice of a proposal to be presented at the 2005 annual meeting, the chairman of the meeting may exclude the proposal from being brought before the meeting.

DISCUSSION OF PROPOSALS

Proposal One: Election of Directors

        We currently have eight directors, all of whom were elected as directors under a shareholders' agreement entered into prior to our initial public offering. At our request, all directors elected to the board of directors pursuant to the shareholders' agreement orally agreed to remain on the board following our initial public offering.

        Our board of directors has nominated Daniel Maxwell Meyers, Stephen E. Anbinder, Leslie L. Alexander, William R. Berkley, Dort A. Cameron III, George G. Daly, Peter S. Drotch and William D. Hansen for election as directors. The persons named in the enclosed proxy card will vote to elect each of these nominees as a director, unless the proxy is marked otherwise. Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees is presently a director, and each has indicated a willingness to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our board of directors.

        No director, or associate of any director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director is related by blood, marriage or adoption to any other director or executive officer.

        Our board of directors recommends a vote FOR each of the nominees.

  Director Nominees

        Set forth below are the names of each nominee for director, the year in which they first became a director, their ages as of November 1, 2004, their positions and offices with us, their principal occupations and business experience during the past five years and the names of other public companies for which they serve as a director.

DANIEL MAXWELL MEYERS
Age: 42

        Daniel Maxwell Meyers co-founded First Marblehead and served as its Managing Partner from 1991 to 1994. Mr. Meyers has served as our Chief Executive Officer and Chairman of the Board of Directors since our incorporation in 1994. From 1980 to 1991, Mr. Meyers was involved in arbitrage and derivatives trading at EF Hutton, Prudential Bache Securities, LF Rothschild Unterberg Towbin and Commodities Corporation. He began working on asset-backed securities financings in 1986. He currently serves as the Vice-Chair of the Board of the Curry School of Education at the University of Virginia and is a member of both the International Institute for Strategic Studies and the Forum for the Future of Higher Education. Mr. Meyers received an A.B. in Economics from Brandeis University and completed the Owner President Management Program at the Harvard Graduate School of Business Administration.

STEPHEN E. ANBINDER
Age: 66

        Stephen E. Anbinder is a co-founder of First Marblehead and has served as Vice Chairman of the Board of Directors since May 2002. Mr. Anbinder previously served as our President, from December 1995 to May 2002, and Treasurer, from May 2002 to June 2003. From 1980 to 1981 and from 1962 to 1969, Mr. Anbinder held positions with Scudder Stevens & Clark, an investment counseling firm, serving most recently as a Vice President and member of its investment policy committee. From 1970 to 1979, Mr. Anbinder served as a Managing Director of Dillon Read & Company, a securities brokerage firm, where he headed the fixed income capital markets group and was a member of the board of directors. Mr. Anbinder received a B.A. in Literature from Cornell University and an M.B.A. from the Harvard Graduate School of Business Administration.

LESLIE L. ALEXANDER
Age: 61

        Leslie L. Alexander has served as a director since December 1995. Mr. Alexander has been an institutional investor with the Alexander Group since 1980. Mr. Alexander has owned the Houston Rockets professional basketball team since 1993 and the Houston Comets professional basketball team since 1997. Mr. Alexander received a B.S. from New York University and a J.D. from Western State University.

WILLIAM R. BERKLEY
Age: 59

        William R. Berkley has served as a director since December 1995 and as our lead director since January 2004. Mr. Berkley has served as Chairman of the Board of Directors and Chief Executive Officer of W.R. Berkley Corporation, a publicly held property casualty insurance company, since its formation in 1967. He serves as Chairman of the Board of Directors of a number of other public and private companies. These include Strategic Distribution, Inc., a publicly held provider of maintenance, repair and operating supply chain management services; Associated Community Bancorp. Inc., a bank holding company which owns all of the issued and outstanding capital stock of Connecticut Community Bank, N.A., a federally chartered commercial bank; and Interlaken Capital, Inc., a private investment firm. Mr. Berkley is Vice-Chairman and a member of the Executive Committee of the Board of Trustees of the University of Connecticut; a Trustee and member of the Executive Committee of the Board of Trustees of New York University; Chairman of the Board of Overseers of New York University Stern School of Business; a Director of Georgetown University; and Co-Chairman of the Sabin Vaccine Institute. Mr. Berkley received a B.S. from New York University and an M.B.A. from the Harvard Graduate School of Business Administration.

DORT A. CAMERON III
Age: 59

        Dort A. Cameron III has served as a director since December 1995. Mr. Cameron is a private investor who has served as the Managing Member of the Airlie Group, a money management firm, since 1994. From 1993 to 2000, Mr. Cameron served as Chairman of Entex Information Services, Inc., a provider of distributed computing infrastructure services and hardware. In 2003, Mr. Cameron founded The Airlie Opportunity Funds, a hedge fund that invests in stressed and distressed high yield debt markets. Mr. Cameron currently serves as a Trustee Emeritus of Middlebury College and serves on the Rippowam Cisqua School and Westchester Land Trust Boards. Mr. Cameron received an A.B. from Middlebury College.

GEORGE G. DALY
Age: 64

        George G. Daly has served as a director since September 2002. Mr. Daly has been the Gerald Fingerhut Professor of Business Administration at the Leonard N. Stern School of Business of New York University since 1998. From 1993 to August 2002, he was the Dean of the Stern School. From 1983 to 1993, Mr. Daly served as Dean and Professor at the College of Business Administration at the University of Iowa. He has also served in senior posts in the federal government and as a consultant to the National Football League. Mr. Daly has served as a director of W.R. Berkley Corporation since 1997. Mr. Daly received an A.B. from Miami University of Ohio and an M.A. and Ph.D. from Northwestern University.

PETER S. DROTCH
Age: 62

        Peter S. Drotch has served as a director since October 2003. Mr. Drotch joined Price Waterhouse, an accounting firm, in 1964. From 1975 to 2000, Mr. Drotch was a partner at PricewaterhouseCoopers, from which he retired in 2000. Mr. Drotch held a number of positions at PricewaterhouseCoopers LLP, most recently leading the firm's services to the investment management industry in the Americas and serving as a member of the global leadership team for this industry services group, which provides services to investment advisors, banks, insurance companies, broker dealers, industrial corporations and governmental units with respect to their investment management operations. Mr. Drotch serves as a director of the State Street Research Funds, a group of investment companies. Mr. Drotch's volunteer activities include past President and Chairman of the National Investment Companies Services Association, which provides educational networking and programming for the operations sector of the mutual fund industry, and Chairman of the University of Connecticut Foundation. Mr. Drotch received a B.S. degree in accounting from the University of Connecticut.

WILLIAM D. HANSEN
Age: 45

        William D. Hansen has served as a director and as chairman of our advisory council since July 2003. Mr. Hansen has served since July 2003 as the Senior Vice President and Managing Director of Affiliated Computer Services' Education Services Business, which provides business process and information technology outsourcing solutions to commercial and government clients. From May 2001 to July 2003, Mr. Hansen served as the Deputy Secretary of the U.S. Department of Education, functioning as its chief operating officer. From 1993 to 2001, Mr. Hansen was the President of the Education Finance Council, a not-for-profit trade association representing state-based student loan finance organizations. From 1981 to 1993, he held numerous senior executive positions, including Assistant Secretary for Management and Budget and Chief Financial Officer, at the U.S. Department of Education. He also held senior executive positions at the United States Departments of Commerce and Energy. He has served on numerous state and national boards and commissions on reforming elementary and secondary schools and increasing access to higher education, including the National Commission on the Cost of Higher Education. Mr. Hansen also currently serves as a director of the University of Phoenix, Chela Financial and the Student Loan Finance Corporation. Mr. Hansen received a B.S. degree in Economics from George Mason University.

Proposal Two: Approval of Amendment to Our Restated Certificate of Incorporation

        On August 10, 2004, our board of directors voted to approve, and to recommend to our stockholders that they approve, an amendment to our restated certificate of incorporation in order to increase the number of shares of common stock authorized for issuance from 100,000,000 to 150,000,000.

        To effect this change, the total number of shares of capital stock authorized in our restated certificate of incorporation would increase from 120,000,000 to 170,000,000, because we are currently authorized to issue up to 20,000,000 shares of undesignated preferred stock. We are not proposing any change to the authorized number of shares of preferred stock. Under Delaware corporate law, we are required to obtain approval from our stockholders to amend our restated certificate of incorporation to increase the number of shares of authorized capital stock.

  Reasons for Proposal

        As of October 1, 2004, we had a total of 64,446,739 shares of common stock outstanding, and approximately 5,380,951 additional shares of common stock reserved for issuance pursuant to our stock option plans and our employee stock purchase plan. As a result, as of October 1, 2004, we had 30,172,310 shares of common stock available for future issuance in excess of the outstanding common stock and shares of common stock reserved under existing stock plans.

        The board of directors believes that it is important to have available for issuance a number of authorized shares of common stock to meet our future corporate needs. If our stockholders approve the proposed amendment to our restated certificate of incorporation, the additional authorized shares would be available for issuance for any proper corporate purpose, including future stock splits, future acquisitions, capital-raising transactions consisting of either equity or convertible debt, stock dividends, or issuances under current and future stock plans. The shares would be issuable at the discretion of the board, without further stockholder action except as may be required for a particular transaction by law or the rules of the New York Stock Exchange. The board believes that the additional shares will provide us with needed flexibility to issue shares in the future without the potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of mailing of this proxy statement, we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of common stock to be approved under this proposal.

  Principal Effects on Outstanding Common Stock

        Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders, and they are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of our common stock do not have any redemption or conversion rights, and the rights, preferences and privileges of holders of our common stock could be adversely affected by the rights of holders of any series of preferred stock that we may designate and issue in the future.

        The proposed amendment to our charter to increase the number of shares of authorized common stock would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder's proportionate ownership. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

        The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of First Marblehead. We are not aware of any attempts on the part of a third party to effect a change of control of us, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

        Our board of directors believes the amendment to our restated certificate of incorporation is in our best interests and the best interests of our stockholders and recommends a vote FOR this proposal.

Proposal Three: Approval of Our Executive Incentive Compensation Plan

        On September 21, 2004, the compensation committee of our board of directors adopted, subject to stockholder approval, an executive incentive compensation plan. The incentive plan provides for annual and long-term incentive payments to certain of our key employees based upon our performance. As the Compensation Committee Report on Executive Compensation discusses, our compensation programs are based on a pay-for-performance philosophy. A central element of this philosophy has been to link a significant portion of cash compensation to the attainment of our strategic and financial objectives. The incentive plan is intended to continue this direct linkage between our performance and compensation. This proposal requests, and the board of directors recommends, stockholder approval of the incentive plan. The principal terms of the incentive plan are summarized below. The summary is qualified in its entirety by the full text of the incentive plan, which is attached as Appendix A to this proxy statement.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as Section 162(m), generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers, which we refer to collectively as covered employees, unless the compensation in excess of $1,000,000 is qualified as "performance-based" compensation. In prior years, incentives paid to our covered employees generally have been deductible because we were not publicly held and therefore Section 162(m) did not apply to us. We became a publicly held company on October 31, 2003, and Section 162(m) now generally applies to the compensation we pay.

        Depending on the extent to which performance goals are achieved, it is possible for the sum of base salary and annual bonus for our covered employees to exceed $1,000,000. Our board of directors therefore believes it is important that annual and long-term cash incentive compensation payments to our covered employees be qualified as "performance-based" compensation in order to retain the corporate tax deductibility of the payments. To allow us to qualify our incentive payments to covered employees for such a deduction, we are seeking approval of the incentive plan and the material terms of performance goals applicable to the incentive plan.

  Eligible Employees

        Our key employees who are or may become covered employees are eligible for awards under the incentive plan. Seven key employees are eligible to receive awards under the incentive plan for the fiscal year ending June 30, 2005.

  Annual Incentive Awards

        The incentive plan allows for aggregate payments to our covered employees pursuant to annual incentive awards of not more than five percent of our income from operations for that fiscal year. If there is no income from operations, no payments can be made under annual incentive awards under the incentive plan. No individual may receive as a maximum amount a payment under the incentive plan for an annual incentive award which exceeds fifty percent of five percent of our income from operations for the fiscal year. Payments for annual incentive awards granted under the incentive plan are made in cash.

  Long-Term Incentive Awards

        Long-term incentive awards may also be granted under the incentive plan. These awards will be earned only if pre-established performance goals over established performance periods are met. The performance goals may vary from participant to participant, group to group, and period to period. The performance goals for long-term incentive awards will be based upon one or more of the following:

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  Net earnings or net income (before or after taxes);

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  Earnings per share;

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  Net service revenue or revenue growth;

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  Net income from operations;

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  Return measures (including, but not limited to, return on assets, capital, equity, or sales or revenue);

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  Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity);

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  Earnings before or after taxes, interest, depreciation, and/or amortization;

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  Productivity ratios;

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  Share price (including, but limited to, growth measures and total shareholder return);

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  Expense targets;

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  Margins;

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  Operating efficiency;

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  Market share;

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  Client satisfaction; and

  •
  Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital). EVA® is a registered trademark of Stern Stewart & Co.

        A subcommittee of the compensation committee will determine whether the performance targets or goals that have been chosen for a particular long-term incentive award have been met and may provide in an award that any evaluation of performance may include or exclude any of the following that are objectively determinable and that occur during the long-term performance period to which the award is subject: asset write-downs, litigation, claims, judgments, or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reporting results; any reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion of financial condition and results of operations appearing in First Marblehead's annual report to stockholders for the applicable fiscal year; acquisitions or divestitures; and foreign exchange gains and losses.

        The incentive plan limits the maximum amount that any covered employee may receive in a year under a long-term incentive award to no more than $10,000,000. Long-term incentive awards will be paid in cash.

  Incentive Plan Administration

        The incentive plan will be administered by a subcommittee of the compensation committee that is composed entirely of two or more directors who meet the criteria of "outside director" under Section 162(m). The subcommittee will select the individuals or class of individuals to receive awards under the incentive plan, and establish the terms of the awards, within the first 90 days of the start of the performance period, or within 25% of the performance period if the performance period is less than one year. At the end of the performance period, the subcommittee will certify the level of attainment of the performance goal(s). The subcommittee also retains the discretion to decrease the amount of the award determined, including to zero, using whatever criteria it deems appropriate including financial measures and achievement of strategic and individual objectives. The subcommittee's discretion may not be exercised to increase the award payable to any participant subject to Section 162(m). In addition, the exercise of the subcommittee's discretion to reduce a covered employee's annual incentive award may not increase the amount payable to any other participant subject to Section 162(m) under such an award.

  Term and Amendment of the Incentive Plan

        The incentive plan, if approved by stockholders, will be effective for all fiscal years beginning with fiscal 2005. The incentive plan may be amended or discontinued by the board of directors at any time. However, no amendment may, without stockholder approval, increase the total payments which may be made under the incentive plan in any fiscal year or the maximum payment which may be made to any individual in any fiscal year above the award limits outlined above and specified in the incentive plan.

  Future Incentive Plan Awards

        The amounts that will be paid under the proposed incentive plan for fiscal 2005 and future years are not currently determinable. Those amounts will be based upon our future performance, and the subcommittee of outside directors will have the ability to exercise negative discretion. Additionally, the amounts that would have been received for the last completed fiscal year if the incentive plan had been in effect cannot be determined because the subcommittee retains the discretion to adjust the awards downward.

        The board of directors believes that the continuation of annual incentive awards and the ability to grant long-term incentive awards, both based upon First Marblehead's performance and the subcommittee's assessment of other factors that allows it to adjust awards downward, and the qualification of the compensation paid to covered employees as "performance-based" compensation under Section 162(m), is in the best interests of First Marblehead and its stockholders.

        Our board of directors, with Messrs. Meyers and Anbinder abstaining, recommends a vote FOR this proposal.

INFORMATION ABOUT CORPORATE GOVERNANCE

Corporate Governance

        We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, as we became a public company, we conducted a thorough assessment of our corporate governance practices and, where appropriate, further strengthened those practices. In assessing and implementing our corporate governance practices, we have been mindful of the provisions of the Sarbanes-Oxley Act of 2002, new SEC rules and the new listing standards of the New York Stock Exchange. We have also considered the policies and procedures identified as best practices by various authorities in corporate governance, as well as the practices of other public companies.

        We describe below our corporate governance structure and the key corporate governance practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on our website at www.firstmarblehead.com. Alternatively, you may request a copy of any of these documents by: writing to Investor Relations, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199 or emailing Investor Relations at info@firstmarblehead.com.

Board of Directors

        Our board of directors is responsible for establishing our broad corporate policies and overseeing the management of the company. Our chief executive officer and our other executive officers are responsible for managing our day-to-day operations. Our board evaluates our corporate performance and approves, among other things, our corporate strategies and objectives, operating plans, major commitments of corporate resources and significant policies. Our board also evaluates and elects our executive officers.

        Our board of directors met 12 times during fiscal 2004, including regular, special and telephonic meetings. Each director who served as a director during fiscal 2004 attended at least 75% of the aggregate of: (1) the total number of board meetings held during the period of fiscal 2004 that he served as a director and (2) the total number of meetings held by all board committees on which he served during the period of fiscal 2004 that he served as a member of such committees. The board of directors also acted by written consent on five occasions.

        Our board of directors has appointed William R. Berkley as our lead director, to preside at all executive sessions of "non-management" directors, as defined under the rules of the New York Stock Exchange. In general, the agenda for every regularly scheduled board meeting provides for a meeting of non-management directors in executive session.

Board Independence

        Under the rules of the New York Stock Exchange that will become applicable to us on October 31, 2004, a director will only qualify as "independent" if our board of directors affirmatively determines that he has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our board of directors has established guidelines to assist it in determining whether a director has a material relationship with us. Under these guidelines, a director is not considered to have a material relationship with First Marblehead if he is independent under Section 303A.02(b) of the NYSE Listed Company Manual, even if he:

  •
  is an executive officer of another company which is indebted to First Marblehead, or to which First Marblehead is indebted, unless the total amount of either company's indebtedness to the other is more than one percent of the total consolidated assets of the company he serves as an executive officer; or

  •
  serves as an officer, director or trustee of a charitable organization to which First Marblehead makes contributions, unless our discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization's total annual charitable receipts. First Marblehead's matching of employee charitable contributions would not be included in the amount of the First Marblehead's contributions for this purpose.

        In addition, ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

        For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the members of the board of directors who are independent.

        Our board of directors has affirmatively determined that a majority of our directors, as well as all of the members of the board's three standing committees (as described below), are independent as defined under the new rules of the New York Stock Exchange that will become applicable to us on October 31, 2004, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All of the members of the audit committee are also independent as defined by the rules of the New York Stock Exchange that currently apply to us.

Board Committees

        Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

        The members of the committees are as follows:

Audit	Compensation	Nominating and Corporate Governance
Peter S. Drotch (Chair)	Dort A. Cameron III (Chair)	William R. Berkley (Chair)
Dort A. Cameron III	Leslie L. Alexander	Leslie L. Alexander
George G. Daly	William R. Berkley	Dort A. Cameron
William D. Hansen	George G. Daly	George G. Daly
William D. Hansen

        Each committee operates under a charter that has been approved by our board of directors. A current copy of each committee's charter is posted on the governance section of our website, www.firstmarblehead.com, and is available in print to any stockholder who submits a written request to our investor relations department. In addition, a copy of our current audit committee charter is attached as Appendix B to this proxy statement.

  Audit Committee

        The audit committee's responsibilities include:

  •
  appointing, setting the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports required to be made by that firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures, as well as financial reporting issues and judgments made in connection with the preparation of the financial statements;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of conduct;

  •
  overseeing our internal audit function and reviewing, at least annually, the proposed internal audit plan, staffing, audit procedures and the coordination of the plan with the independent registered public accounting firm;

  •
  discussing our policies with respect to financial risk assessment and financial risk management;

  •
  establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

  •
  meeting independently with our independent registered public accounting firm and management; and

  •
  preparing the audit committee report required by SEC rules (which is included on page 15 of this proxy statement).

        Our board of directors has determined that Peter S. Drotch qualifies as an "audit committee financial expert." In deciding whether members of our audit committee qualify as financial experts within the meaning of the SEC regulations and the New York Stock Exchange listing standards, our board considered the nature and scope of experiences and responsibilities members of our audit committee have previously had with reporting companies. Mr. Drotch, like all of the other members of our audit committee, is an independent director.

        The audit committee met six times during fiscal 2004.

  Compensation Committee

        The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  determining the compensation of our chief executive officer;

  •
  reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to the board with respect to director compensation; and

  •
  preparing the report on executive compensation required by SEC rules (which is included in page 20 of this proxy statement).

        The compensation committee was formed in September 2003 and did not formally meet during fiscal 2004. The compensation committee met in early fiscal 2005 regarding executive officer compensation for fiscal 2004. The compensation committee has established a subcommittee composed entirely of two or more directors who meet the criteria of "outside director" under Section 162(m).

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  overseeing an annual review with respect to management succession planning;

  •
  developing and recommending to the board corporate governance guidelines; and

  •
  overseeing an annual self-evaluation of the board and its committees.

        The nominating and corporate governance committee was formed in September 2003 and did not formally meet during fiscal 2004.

Director Candidates

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates will include requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board. The nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board of directors' slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and ability to exercise sound judgments in matters that relate to our current and long-term objectives. The nominating and corporate governance committee believes that nominees should be willing to contribute positively to our decision-making processes and typically should be able to serve for at least five years before reaching the age of 72. The committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        The nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by security holders. The board of directors believes that it is appropriate for us not to have such a policy in light of our stockholders' right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and corporate governance committee or the board. Stockholders nominating director candidates must follow the procedures set forth under "Information About The Annual Meeting—How and when may I submit a proposal for the 2005 annual meeting?" in this proxy statement.

Communicating with the Non-Management Directors

        The board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Our lead director, with the assistance of our corporate counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate. The lead director also serves as the presiding director at all executive sessions of the non-management directors.

        Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director considers to be important for our directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which First Marblehead tends to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to: Lead Director, c/o Corporate Secretary, The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities. These guidelines, which provide a framework for the conduct of the board's business, provide that:

  •
  the principal responsibility of the directors is to oversee the management of First Marblehead and, in doing so, serve the best interests of us and our stockholders;

  •
  a majority of the members of the board must be independent directors, expect as may otherwise be permitted by New York Stock Exchange rules;

  •
  non-management directors meet regularly in executive session;

  •
  directors have full and free access to our officers and employees and, as necessary and appropriate, the power to hire and consult with independent advisors without the advance approval of management;

  •
  new directors participate in a mandatory orientation program; and

  •
  at least annually the board and its committees conduct a self-evaluation to determine whether they are functioning effectively.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that all directors are responsible for attending the annual meeting of stockholders. We did not hold an annual meeting of stockholders in fiscal 2003.

Compensation of Directors

  Fees and Expenses

        Directors who are employees receive no additional cash compensation for their service as directors. Our non-employee directors receive an annual fee from us of $16,000. In addition, directors are reimbursed for expenses incurred in connection with their service.

        As part of Mr. Hansen's duties as a director, he serves as the chairperson of our advisory board, for which he receives an additional annual fee from us of $50,000. We pay our lead director, Mr. Berkley, and the chairman of the audit committee of our board of directors, Mr. Drotch, an additional annual fee of $50,000 in connection with their duties.

        Non-employee directors are entitled to receive stock options under our 2002 director stock plan. In addition, we may, in our discretion, grant stock options and other equity awards to our employee and non-employee directors under our other stock plans.

  2002 Director Stock Plan

        Our director plan was adopted by our board of directors in September 2002 and by our stockholders in August 2003. Under the director plan, our non-employee directors are eligible to receive non-statutory stock options to purchase shares of our common stock. A total of 200,000 shares of our common stock may be issued upon the exercise of options granted under the plan. As of October 1, 2004, options to purchase 64,000 shares of common stock were outstanding under the plan.

        Under the terms of the director plan, each non-employee director is granted an option to purchase 4,000 shares of common stock on the date of his initial election to our board of directors. In addition, each non-employee director receives an option to purchase 4,000 shares of our common stock on September 20 of each year, if on such date the non-employee director has served on our board of directors for at least 180 days.

        We have granted the following non-statutory stock options to our non-employee directors since June 30, 2003:

  •
  On July 10, 2003, we granted a stock option to Mr. Hansen to purchase 4,000 shares at an exercise price of $12.15 per share.

  •
  On September 20, 2003, we granted stock options to each of Messrs. Alexander, Berkley, Cameron and Daly to purchase 4,000 shares at an exercise price of $12.15 per share.

  •
  On October 9, 2003, we granted a stock option to Mr. Drotch to purchase 4,000 shares at an exercise price equal to $15.00 per share.

  •
  On September 20, 2004, we granted stock options to each of Messrs. Alexander, Berkley, Cameron, Daly, Drotch and Hansen to purchase 4,000 shares at an exercise price of $49.45 per share.

        All options granted under the director plan vest immediately and have an exercise price equal to the closing price of our common stock on the last trading day immediately preceding the date of the option grant. An optionee may exercise his option only while he is a director and for 90 days after he ceases to be a director. Unexercised options expire ten years after the date of grant. Options granted under the director plan are not transferable or assignable other than by will or the laws of descent and distribution.

        In the event of a merger of First Marblehead with another entity or any exchange of all our common stock for cash, securities or other property, our board of directors will provide for all outstanding options under the director plan to be assumed or substituted for by the acquiror. If the acquiror does not assume or substitute for outstanding awards, our board of directors will provide that these options will terminate upon completion of the event if not previously exercised. If our stockholders will receive cash in the acquisition event, our board of directors may instead provide that all options will terminate and be exchanged for cash. In the event of a proposed liquidation or dissolution of First Marblehead, our board of directors will provide that all then unexercised options under the director plan will terminate effective upon the liquidation or dissolution, if not previously exercised. Our board of directors may adjust each outstanding option upon a change in capitalization.

Securities Authorized for Issuance Under Equity Compensation Plans

        We currently issue equity awards to our employees under our 2003 stock incentive plan. We issue stock options to our non-employee directors under our 2002 director stock plan, which is described above. We also have a third equity incentive plan, our 1996 stock option plan, under which we have granted stock options to our employees in the past. We do not intend to grant stock options in the future under our 1996 stock option plan.

        In accordance with SEC rules, the following table provides information, as of June 30, 2004, about the securities authorized for issuance under our 2003 stock incentive plan, 2002 director stock plan and 1996 stock option plan, as well as our 2003 employee stock purchase plan. The information below is categorized according to whether or not the equity plan was previously approved by stockholders:

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,627,189(1)	$2.59	2,225,501(2)
Equity compensation plans not approved by security holders	—	—	—

Total	3,627,189(1)	$2.59	2,225,501(2)

(1)
Includes shares issued under our 2003 employee stock purchase plan on June 30, 2004 at the close of the then-current offering period.

(2)
In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2004, 1,200,000 shares under the 2003 stock incentive plan may instead be issued in the form of restricted stock, restricted stock units or other stock-based awards.

Report of the Audit Committee of the Board of Directors

        The audit committee has reviewed the audited consolidated financial statements of The First Marblehead Corporation and its subsidiaries for fiscal 2004 and has discussed these consolidated financial statements with First Marblehead's management and KPMG LLP, First Marblehead's independent registered public accounting firm. First Marblehead's management is responsible for the preparation, presentation and integrity of the financial statements and for the appropriateness of the accounting principles and policies used. First Marblehead's independent registered public accounting firm is responsible for performing an independent audit of those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on the results of its audit. The audit committee is responsible for providing independent, objective oversight of these processes.

        The audit committee also received from, and discussed with, KPMG LLP various communications that KPMG LLP is required to provide to the audit committee, including the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). This statement requires First Marblehead's registered independent accounting firm to discuss with the audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the consolidated financial statements.

        KPMG LLP provided the audit committee with written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the audit committee discussed with KPMG LLP its independence.

        Based on its review of the audited consolidated financial statements, discussions with management and KPMG LLP, and its review of the representations and information provided by management and KPMG LLP, the audit committee recommended to the board of directors that the audited financial statements be included in The First Marblehead Corporation's annual report on Form 10-K for the fiscal year ended June 30, 2004.

By the Audit Committee of the Board of Directors
Peter S. Drotch, Chair Dort A. Cameron III George G. Daly William D. Hansen

Matters relating to Independent Registered Public Accounting Firm

        The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the year ending June 30, 2005. We expect that representatives of KPMG will be present at our annual meeting of stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

  Fees and Services

        The following table sets forth the fees billed to us by KPMG LLP for each of the last two fiscal years.

Fee Category	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$1,399,686	$391,590
Audit-related Fees(2)	40,800	—
Tax Fees(3)	57,300	26,000
All Other Fees	—	—

Total Fees	$1,497,786	$417,590

(1)
Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports on Form 10-Q, accounting consultations and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our consolidated financial statements and which are not reported under "Audit Fees." These services relate to employee benefit plan audits.

(3)
Tax fees primarily consist of fees for tax compliance. Tax compliance services include primarily the preparation of tax returns and tax payment-planning services.

  Pre-Approval Policies and Procedures

        The audit committee has adopted policies and procedures relating to the approval of all audit, audit-related and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render any audit, audit-related or non-audit service unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedures described below.

        From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. The audit committee identifies the particular pre-approved services in detail and establishes a maximum dollar amount for each particular pre-approved service, which limit cannot be exceeded without obtaining further pre-approval.

        The audit committee has also delegated to the chairman of the audit committee the authority to pre-approve any audit, audit-related or non-audit services to be provided by our independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported at the next meeting of the audit committee.

        Our audit committee pre-approval requirements have a limited exception for the provision of services, other than audit and audit-related services, by the independent registered public accounting firm if:

  •
  the aggregate amount of all such services is no more than 5% of the total amount paid by First Marblehead to the independent registered public accounting firm during the fiscal year in which the services are provided;

  •
  such services were not recognized by First Marblehead at the time of the engagement to be non-audit services; and

  •
  such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee or by the chairman of the audit committee.

        All of the audit fees, audit-related fees and tax fees for fiscal 2004 were pre-approved.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Compensation of Our Executive Officers

  Summary Compensation

        The following table presents summary information for the years ended June 30, 2004 and 2003, for:

  •
  our chief executive officer and chairman; and

  •
  our four other most highly compensated executive officers who were serving at the end of fiscal 2004.

        These five individuals are referred to collectively as our named executive officers.

Summary Compensation Table

		Annual Compensation			Long-term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options	All Other Compensation
Daniel Maxwell Meyers Chief Executive Officer and Chairman	2004 2003	$900,000 500,000	$2,250,000 1,000,000	$2,366(1) 3,997(1)	— —	$1,730(2) 1,566(2)
Stephen E. Anbinder Vice Chairman	2004 2003	610,000 425,000	700,000 500,000	— —	— —	2,895(2) 2,895(2)
Ralph M. James President and Chief Operating Officer	2004 2003	600,000 400,000	600,000 500,000	— —	— —	1,643,138(3) 900,765(4)
John A. Hupalo Executive Vice President	2004 2003	400,000 125,000(5)	500,000 50,000	— —	— 300,000	— —
Donald R. Peck Executive Vice President	2004 2003	350,000 53,977(6)	205,000 50,000	— —	— 150,000	— —

(1)
This amount represents payments we made on behalf of Mr. Meyers for automobile expenses.

(2)
This amount represents premiums we paid on behalf of the executive for life insurance.

(3)
This amount includes non-recurring, non-cash compensation expense of $1,642,373 which, under accounting principles generally accepted in the United States, Mr. James was deemed to have earned pursuant to an agreement with Messrs. Meyers and Anbinder. Mr. James did not actually receive any cash or other item of value from us in connection with the agreement, which was terminated on September 30, 2003. In return for terminating the agreement, Mr. Meyers and Mr. Anbinder granted Mr. James options to purchase 186,272 and 131,608 shares, respectively, of our common stock owned by them at an exercise price of $4.15 per share. These options are immediately exercisable and expire on September 30, 2013. The amount also includes $765 in premiums we paid on behalf of Mr. James for life insurance.

(4)
This amount includes non-cash compensation of approximately $900,000 which, under accounting principles generally accepted in the United States, Mr. James was deemed to have earned pursuant to the agreement with Messrs. Meyers and Anbinder described in footnote 3 above. Mr. James did not actually receive any cash or other item of value from us pursuant to the agreement, which was terminated on September 30, 2003. The amount also includes $765 in premiums we paid on behalf of Mr. James for life insurance.

(5)
Mr. Hupalo joined us in March 2003.

(6)
Mr. Peck joined us in April 2003.

  Option Grants

        None of our named executive officers received any grants of stock options, restricted stock or any other awards under our equity incentive plans during fiscal 2004.

  Option Exercises in Fiscal 2004 and Option Values at June 30, 2004

        The following table sets forth information regarding options exercised by the named executive officers during fiscal 2004, as well as exercisable and unexercisable stock options held as of June 30, 2004 by each of the named executive officers.

        Amounts shown under the column "Value Realized" represent the difference between the option exercise price and the closing sale price of our common stock on the date of exercise. Amounts shown under the column "Value of Unexercised In-the-Money Options at June 30, 2004" have been calculated based on the closing sale price of our common stock on the New York Stock Exchange on June 30, 2004 of $40.26 per share, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at June 30, 2004		Value of Unexercised In-the-Money Options at June 30, 2004
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel Maxwell Meyers	0	n/a	0 /	0	0 /	0
Stephen E. Anbinder	0	n/a	0 /	0	0 /	0
Ralph M. James	1,200,000	$36,608,000	1,320,000 /	560,000	$51,237,600 /	$21,492,800
John A. Hupalo	120,000	3,342,000	0 /	180,000	0 /	5,986,800
Donald R. Peck	15,000	417,750	45,000 /	90,000	1,496,700 /	2,993,400

Executive Employment Agreements

        Except for Messrs. Hupalo and Peck, none of our executive officers has an employment agreement.

        Mr. Hupalo serves as our Executive Vice President and Group Head, Capital Markets pursuant to a letter agreement dated February 24, 2003. Mr. Hupalo's annual compensation is $400,000. Under the letter agreement, Mr. Hupalo will also receive $200,000 in annual cash incentive compensation to be paid on each anniversary date of his employment. In addition, Mr. Hupalo was granted a stock option to purchase 300,000 shares of common stock at a price of $7.00 per share, the fair market value of our common stock on the date of grant. This stock option vests ratably over four years in five equal installments beginning on the date of grant. Mr. Hupalo will receive guaranteed severance of $1,000,000 net of any pre-tax profit on his options if a change of control event occurs within the first 18 months of his employment and the sale of shares upon exercise of stock options does not yield at least $1,000,000 in pre-tax profit.

        Mr. Peck serves as our Executive Vice President and Chief Financial Officer pursuant to a letter agreement dated April 10, 2003. Mr. Peck's annual compensation is $350,000, and he is entitled to receive annual cash incentive compensation in the amount of 30% of his annual compensation as a target bonus to be paid on each anniversary date of his employment. Mr. Peck's target bonus was paid on the first anniversary of his employment. In addition, Mr. Peck was granted in April 2003 a stock option to purchase 150,000 shares of common stock at a price of $7.00 per share, the fair market value of our common stock on the date of grant. This stock option vests ratably over four years in five equal installments beginning on the date of grant. In the event of a change in control following which Mr. Peck is not offered a position within 35 miles of his current residence, with a comparable scope of responsibilities and comparable compensation, Mr. Peck will be entitled to continuation of salary and benefits for six months following his termination date. Mr. Peck's option agreement provides that, in the event of a change in control, as defined in the agreement, the options covered by the agreement will vest in full.

Compensation Committee Report on Executive Compensation

        The compensation committee of our board of directors is responsible for reviewing and approving compensation plans and pay levels for the chief executive officer and other executive officers of First Marblehead. In addition, the compensation committee reviews and approves corporate goals and objectives that drive these compensation levels. More information on the compensation committee's duties and responsibilities can be found in its charter, which is available on First Marblehead's website.

        The compensation committee is made up entirely of independent directors as defined by New York Stock Exchange rules and has established a subcommittee composed entirely of outside directors for purposes of Section 162(m). The compensation committee has engaged an independent outside compensation consultant to advise it on compensation matters. This consultant reports directly to the committee.

  Compensation Philosophy

        First Marblehead's compensation programs are designed to:

  •
  Attract and retain high caliber, experienced talent;

  •
  Be viewed as fair by external stakeholders based on the value delivered by the management team;

  •
  Encourage proactive contributions by individuals and accountability for the overall success of the Company;

  •
  Support future growth and long-term value creation for stockholders; while at the same time;

  •
  Be easy to understand and administer.

        Because First Marblehead is somewhat unique, finding relevant comparative companies is difficult. While the compensation committee considers pay levels at other processing-oriented, financial services firms, the data is interpreted loosely with a greater emphasis placed on setting pay levels where necessary to recruit and retain the critical talent necessary to meet aggressive business goals.

        When setting pay levels, the compensation committee also considers various financial metrics, including:

  •
  Financial performance of First Marblehead as defined by net income, earnings per share growth, margins, volume growth, and total shareholder return;

  •
  Challenges of managing a company experiencing exponential growth;

  •
  Company size and complexity; and

  •
  Each executive's contribution to First Marblehead's overall results.

        Compensation is delivered through three major elements including base salary, annual incentive, and long-term incentives. A significant portion of total compensation for the executives is delivered through incentives based on company results and individual contribution. During the last fiscal year, over 70% of the CEO's total compensation was delivered through incentives. An overview of each of the three major compensation elements follows.

  Base Salary

        Each year, the compensation committee determines the base salary for the Chairman and CEO. For those executives reporting to the CEO, the compensation committee considers recommendations made by the CEO. The compensation committee considers a number of qualitative factors when determining base salaries, including individual performance, level of responsibility, prior experience and available relevant market comparisons.

  Annual Incentives

        For this last fiscal year, annual incentive awards were based on an assessment of individual and company performance. At the company level, financial performance factors included revenue growth and earnings growth. In addition, the compensation committee considered the completion of an initial public offering as well as a secondary public offering. The compensation committee did not assign specific weights to any of these factors.

        Due to the successful completion of the public offerings and achievement of significant growth in both revenues (118%) and net income (139%), most executives received an increase in annual incentive compensation over prior year levels.

  Long-Term Incentives

        Some executive officers currently maintain significant levels of founders' equity in the company. Executives brought in later generally received stock option awards. Due to the pre-IPO awards, the compensation committee did not make additional awards to our named executive officers during this past fiscal year. First Marblehead is currently undertaking a review of long-term incentive vehicles to determine the appropriate mix going forward. The compensation committee expects that awards of equity in some form will be part of the long-term incentive package going forward.

  CEO Compensation

        The compensation committee established compensation levels for Mr. Meyers using the same principles applied to all First Marblehead executives. Effective July 1, 2003, the compensation committee increased Mr. Meyers' base salary from $500,000 to $900,000. This increase not only reflected Mr. Meyers' contributions to date, but also anticipated moving to public company status and the increase in duties and responsibilities commensurate with that change.

        Mr. Meyers also earned an annual incentive award of $2,250,000 based on his contribution to First Marblehead's outstanding performance during the 2004 fiscal year. Actual performance for the year exceeded expected levels by a wide margin, reflecting triple digit growth in both earnings and revenues. These financial results were accomplished while completing both an initial and secondary public offering.

        Based on his current ownership levels, Mr. Meyers did not receive additional equity or other long-term incentive awards during this initial year of First Marblehead's public status. However, the compensation committee is currently reviewing potential long-term incentive packages and expects to make awards, including some form of equity grant, in the coming year.

  Policy on Qualifying Compensation for Deductibility

        Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers, unless the compensation in excess of $1,000,000 is qualified as "performance-based" compensation. In prior years, incentives paid to our covered employees generally have been deductible because we were not publicly held and therefore Section 162(m) did not apply to us. We became a publicly held company on October 31, 2003. We were subject to Section 162(m) for the fiscal year ended June 30, 2004.

        Section 162(m) and the regulations thereunder generally provide a transition period of up to three years to companies after they become publicly held before Section 162(m) will apply to the compensation that they pay under pre-existing plans or agreements that were disclosed in the prospectus that accompanied their initial public offering. Additionally, Section 162(m) will not apply to any compensation received pursuant to the exercise of a stock option or stock appreciation right, or the substantial vesting of restricted stock, granted under such a plan or agreement on or before the earliest to occur of the following: the expiration of the plan or agreement; the material modification of the plan or agreement; the issuance of all stock authorized under such plan or agreement; or, the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs. All other compensation we pay generally will now be subject to Section 162(m).

        Generally, First Marblehead's policy is to obtain federal income tax deductibility when feasible. Therefore, First Marblehead is taking actions to obtain the deductibility of annual and long-term cash incentives by submitting the executive incentive compensation plan to stockholders for approval. Notwithstanding this general policy, the compensation committee retains the authority to authorize payments and awards that may not be deductible if it believes that they are in the best interests of both First Marblehead and its stockholders.

By the Compensation Committee of the Board of Directors
Dort A. Cameron III, Chair Leslie L. Alexander William R. Berkley George G. Daly William D. Hansen

Compensation Committee Interlocks and Insider Participation; Certain Relationships and Related-Party Transactions

        The compensation committee consists of Messrs. Alexander, Berkley, Cameron, Daly and Hansen, none of whom ever has been an officer or employee of First Marblehead. Messrs. Alexander, Berkley, Cameron and Daly served on the compensation committee, or the predecessor committee of our board serving the equivalent function, throughout fiscal 2004. Mr. Hansen joined the committee in September 2003.

        None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as one of our directors or as a member of our compensation committee.

        At June 30, 2004, Milestone Capital Management, an institutional money management firm, was managing approximately $145.2 million of cash and cash equivalents for us, for which we are charged Milestone Capital Management's standard service fees. Based on our average historical deposits with Milestone Capital Management in fiscal 2004, Milestone Capital Management's gross revenue after fund expenses for fiscal 2004 from funds invested on our behalf was $84,034. Dort A. Cameron III, one of our directors, is a director of Milestone Capital Management. Members of his immediate family own approximately 40% of its outstanding equity.

        In July 2003, we renewed a $975,000 revolving line of credit with Middlesex Bank & Trust Company, a division of Westport National Bank, N.A. Westport National Bank (which subsequently changed its name to Connecticut Community Bank, N.A.) is a wholly owned subsidiary of Associated Community Bancorp, Inc. William R. Berkley, our lead director, is the chairman of the board of directors of Associated Community Bancorp and owns approximately 70% of its outstanding capital stock. This line of credit provided for an interest rate of one percent above the highest Prime Rate published in The Wall Street Journal or six percent, whichever was higher. Pursuant to the revolving line of credit entered into with Fleet National Bank on August 28, 2003, we terminated our revolving line of credit with Middlesex Bank & Trust Company.

        We obtained directors and officers liability insurance in connection with our initial public offering. One of the insurance brokers who advised us was Associated Community Brokers, Inc., a wholly owned subsidiary of Associated Community Bancorp, Inc. William R. Berkley, our lead director, is the chairman of the board of directors of Associated Community Bancorp and owns approximately 70% of its outstanding capital stock. We paid Associated Community Brokers an annual commission of approximately $136,000 in connection with our directors and officers liability insurance. We believe that this commission is substantially the same as we would pay to other insurance brokers for comparable insurance coverage.

OTHER INFORMATION

Principal Stockholders

        The following table presents information we know regarding the beneficial ownership of our common stock as of July 31, 2004 for each person, entity or group of affiliated persons whom we know to beneficially own more than five percent of our common stock. The table also sets forth such information for our named executive officers and directors, individually, and our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Securities that may be beneficially acquired within 60 days of July 31, 2004, including stock options exercisable within 60 days of July 31, 2004, are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 64,306,999 shares of common stock outstanding as of July 31, 2004.

        Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199.

Beneficial Owner:	Number of Shares Beneficially Owned(1)	Right to Acquire within 60 days of July 31, 2004	Percentage Beneficially Owned
The Alexander 2003 Investment Trust(2)	16,619,259	—	25.8%
Interlaken Investment Partners, L.P(3)	6,658,165	—	10.4
Gilder, Gagnon, Howe & Co. LLC	4,560,387(4)	—	7.1
Daniel Maxwell Meyers	6,773,045(5)	—	10.5
Stephen E. Anbinder	3,982,245(6)	—	6.2
Ralph M. James	2,117,880(7)(8)	1,742,880(8)	3.2
John A. Hupalo	—	—	*
Donald R. Peck	45,100	45,000	*
Leslie L. Alexander	17,312,000(9)	12,000	26.9
William R. Berkley	7,780,412(10)	12,000	12.1
Dort A. Cameron III	665,600	12,000	1.0
George G. Daly	12,000	12,000	*
Peter S. Drotch	8,000	8,000	*
William D. Hansen	8,000	8,000	*
All executive officers and directors as a group (15 persons)	38,940,342(1)(5)(6)(7)(8)(9)(10)	2,033,640	58.7

*
Represents less than one percent of the outstanding shares of common stock.

(1)
Includes shares issuable pursuant to options exercisable within 60 days of July 31, 2004.

(2)
The address of The Alexander 2003 Investment Trust is 1200 N. Federal Highway, Suite 307, Boca Raton, Florida 33432.

(3)
The address of Interlaken Investment Partners, L.P. is 475 Steamboat Road, Greenwich, Connecticut 06830.

(4)
Includes 4,423,922 shares held in customer accounts over which partners and/or employees of Gilder, Gagnon, Howe & Co. LLC, or Gilder Gagnon, have discretionary authority to dispose of or direct the disposition of the shares, 98,285 shares held in accounts owned by the partners of Gilder, Gagnon and their families, and 38,180 shares held in the account of the profit-sharing plan. The address of Gilder, Gagnon is 1885 Broadway, New York, New York 10019. This information is based on a Schedule 13 filed by Gilder, Gagnon with the SEC on February 10, 2004.

(5)
Includes 186,272 shares of common stock held of record by Mr. Meyers that are subject to an option agreement between Mr. Meyers and Ralph M. James. Also includes 50,000 shares of common stock held of record by The Daniel M. Meyers 2003 Qualified Annuity Trust, of which Mr. Meyers is sole trustee.

(6)
Includes 2,600,000 shares held by Roxbury Management Company, LLC. Mr. Anbinder owns four voting units in The Roxbury Management Company, LLC, and the remaining 96 non-voting units are owned by Mr. Anbinder's family members or family trusts. Mr. Anbinder is the sole manager of The Roxbury Management Company, LLC. Also includes 131,608 shares of common stock held of record by Mr. Anbinder that are subject to an option agreement between Mr. Anbinder and Ralph M. James.

(7)
Includes 40,000 shares held by the Ralph M. and Janice A. James Family Irrevocable Trust, of which Mr. James disclaims beneficial ownership.

(8)
Includes 1,425,000 shares issuable pursuant to options granted by First Marblehead and exercisable within 60 days of July 31, 2004. Also includes 317,880 shares issuable pursuant to options granted to Mr. James by Messrs. Meyers and Anbinder and exercisable within 60 days of July 31, 2004.

(9)
Includes 16,619,259 shares held by The Alexander 2003 Investment Trust, of which Mr. Alexander may be deemed to be the beneficial owner.

(10)
Includes shares held by Interlaken Investment Partners, L.P., one of our 10% stockholders, as well as shares held by each of The Berkley Foundation, Inc. and Interlaken Management Partners, L.P. Mr. Berkley, our lead director, is the President and sole shareholder of Lake Management, Inc., which is the sole general partner of Interlaken Management Partners, L.P., which is the sole general partner of Interlaken Investment Partners, L.P. As such, Mr. Berkley indirectly controls Interlaken Management Partners, L.P. and Interlaken Investment Partners, L.P. and may be deemed to have beneficial ownership of the 407,596 and 6,658,165 shares of common stock held by Interlaken Management Partners, L.P. and Interlaken Investment Partners, L.P., respectively. Mr. Berkley disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. In addition, Mr. Berkley has sole voting and investment power with respect to 63,878 shares of common stock held by The Berkley Foundation, Inc.

Comparative Stock Performance

        The following graph compares the cumulative total return to stockholders for our common stock for the period from October 31, 2003, the effective date of our initial public offering, through June 30, 2004 against the Dow Jones U.S. Total Market index and Dow Jones U.S. Financial Services index. The comparison assumes $100.00 was invested in our common stock, the Dow Jones U.S. Total Market index and Dow Jones U.S. Financial Services index on October 31, 2003 and assumes reinvestment of dividends.

	Cumulative Total Return
	10/31/03	6/30/04
The First Marblehead Corporation	$100.00	$181.76
Dow Jones U.S. Total Market	100.00	110.13
Dow Jones U.S. Financial Services	100.00	104.67

        In accordance with the rules of the SEC, cumulative total return data for our common stock is based on the closing sale price of our common stock on the New York Stock Exchange of $22.15 per share on October 31, 2003, rather than the initial public offering price of $16.00 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that during fiscal 2004, the reporting persons complied with all Section 16(a) filing requirements, other than the following late filings:

Name of Reporting Person	Number of Late Reports	Transactions That Were Not Reported on a Timely Basis
Andrew James Hawley	1	Initial filing on Form 3
The Alexander 2003 Investment Trust	1	Distribution of trust assets
Leslie L. Alexander	1	Acquisition of trust assets

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or phone number:

      The First Marblehead Corporation
      The Prudential Tower
      800 Boylston Street, 34th Floor
      Boston, Massachusetts 02199
      Attention: Investor Relations
      (617) 638-2000

        If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

        Our Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally after delivery of written revocation of their proxy to the corporate secretary.

By order of the Board of Directors,

Ralph M. James Secretary
October 15, 2004

APPENDIX A

The First Marblehead Corporation

Executive Incentive Compensation Plan

Effective July 1, 2004

A-i

The First Marblehead Corporation

Executive Incentive Compensation Plan

Article 1. Name

        This plan shall be known as the "Executive Incentive Compensation Plan" (the "Plan").

Article 2. Purpose and Intent

        The First Marblehead Corporation established this Plan effective July 1, 2004 for the purpose of providing certain of its executive officers with annual and long-term incentive compensation based on the annual or long-term performance of the Company measured by an objective corporate performance measure(s). The intent of the Plan is to provide "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

Article 3. Definitions

        For purposes of the Plan, the following terms shall have the following meanings:

        3.1    "Affiliate"  means any corporation, partnership, limited liability company or partnership, association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

        3.2    "Annual Incentive Award"  means an award to a Covered Employee pursuant to Article 6 and which covers a period of time equal to or less than twelve (12) months.

        3.3    "Board" or "Board of Directors"  means the Board of Directors of the Company.

        3.4    "Code"  means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall include the valid Treasury regulations thereunder.

        3.5    "Committee"  means all of the members of the Compensation Committee of the Board, or any other committee delegated by the Board or the Compensation Committee of the Board to handle compensation matters, who are Outside Directors.

        3.6    "Company"  means The First Marblehead Corporation, a Delaware corporation, and any successor thereto.

        3.7    "Covered Employee"  means any key Employee of the Company who is or may become a "Covered Employee," as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Plan Year for Annual Incentive Awards or the Long-Term Performance Period for Long-Term Incentive Awards, or (ii) twenty-five percent (25%) of the period of service which has elapsed, as a "Covered Employee" under the Plan for such applicable performance period.

        3.8    "Employee"  means any employee of the Company, its Affiliates, and/or its Subsidiaries.

        3.9    "Long-Term Incentive Award"  means an award granted to a Covered Employee pursuant to Article 7 and which covers a Long-Term Performance Period.

        3.10    "Long-Term Performance Period"  means a period of time greater than twelve (12) months during which performance goal(s) established by the Committee based on one or more Performance Measures must be met.

        3.11    "Operating Income"  means, with respect to a Plan Year, "income from operations" of the Company determined by the Company's certified public accountants in accordance with generally accepted accounting principles for purposes of inclusion in the Company's Annual Report to

Stockholders for such Plan Year. The determination of Operating Income by the Company's certified public accountants shall be final and binding on all persons.

        3.12    "Outside Director"  means a member of the Board who is an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code and regulations promulgated thereunder.

        3.13    "Performance-Based Compensation"  means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees as "performance-based compensation".

        3.14    "Performance Measures"  means measures as described in Article 8 on which the performance goals are based and which are approved by the Company's shareholders pursuant to this Plan in order to qualify Long-Term Incentive Awards as Performance-Based Compensation.

        3.15    "Plan Year"  means the shorter of the (i) fiscal year of the Company beginning July 1 and ending June 30, or (ii) the period of service.

        3.16    "Subsidiary"  means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 4. Administration

        The Committee shall be responsible for administering the Plan. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority, and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan or the requirements of Section 162(m). The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

Article 5. Applicable Limits

        5.1    Annual Incentive Award.    The maximum aggregate amount awarded or credited in any one Plan Year to a Covered Employee with respect to an Annual Incentive Award shall be determined in accordance with Section 6.1.

        5.2    Long-Term Incentive Awards.    The maximum aggregate amount awarded or credited in any one Plan Year to a Covered Employee with respect to Long-Term Incentive Awards to a Covered Employee in a Plan Year may not exceed ten million dollars ($10,000,000).

Article 6. Annual Incentive Awards

        6.1    Establishment of Incentive Pool.    The Committee may designate Covered Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to five percent (5%) of the Company's Operating Income for the Plan Year. The Committee shall allocate an incentive pool percentage to each designated Covered Employee for each Plan Year. In no event may (i) the incentive pool percentage for any one Covered Employee exceed fifty percent (50%) of the total pool, and (ii) the sum of the incentive pool percentages for all Covered Employees cannot exceed one hundred percent (100%) of the total pool.

        6.2    Determination of Covered Employees' Portions.    As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Covered Employee's allocated portion of the incentive pool (the "Incentive Pool Allocation") based upon the percentage established at the beginning of the Plan Year and subject to the limit pursuant to Section 6.1. Each Covered Employee's Annual Incentive Award then shall be determined by the Committee based on the Covered Employee's Incentive Pool Allocation subject to adjustment in the sole discretion of the Committee pursuant to Section 6.3. In no event may the portion of the Incentive Pool Allocation to a Covered Employee be increased in any way, including as a result of the reduction of any other Covered Employee's allocated portion.

        6.3    Adjustment of Incentive Pool Allocation.    The Incentive Pool Allocation to a Covered Employee pursuant to Section 6.2 may not be adjusted upward. The Committee shall have full discretion to adjust such Incentive Pool Allocation downward (including without limitation the discretion to reduce such Incentive Pool Allocation to zero), on such basis as the Committee determines in its sole discretion.

        6.4    Form and Timing of Payment.    The Incentive Pool Allocation, as adjusted pursuant to Section 6.3, shall be paid in cash as soon as possible after the end of the Plan Year, subject to written certification by the Committee of the amount of Operating Income for such Plan Year in accordance with Section 162(m)(4)(C)(iii) of the Code. However, the Committee may permit or require a Covered Employee to defer receipt of the payment of cash that would otherwise be payable to the Covered Employee. If any such deferral election is required or permitted, the Committee, shall, in its sole discretion, establish rules and procedures for such payment deferrals.

        6.5    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require the Covered Employee to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

        6.6    Termination of Employment.    The Committee shall determine the extent to which a Covered Employee shall have the right to receive payment for his or her Annual Incentive Awards following termination of the Covered Employee's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an award agreement entered into with each Covered Employee, but need not be uniform among all Annual Incentive Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 7. Long-Term Incentive Awards

        7.1    Grant of Long-Term Incentive Awards.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Long-Term Incentive Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

        7.2    Value of Long-Term Incentive Awards.    Each Long-Term Incentive Award shall specify a payment amount or payment range as determined by the Committee subject to the achievement of certain performance goal(s) established by the Committee, based on one or more Performance Measures. The number and/or value of Long-Term Incentive Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met during the applicable Long-Term Performance Period.

        7.3    Payment of Long-Term Incentive Awards.    Payment, if any, with respect to a Long-Term Incentive Award shall be made in cash in accordance with the terms of the Award, as the Committee determines.

        7.4    Termination of Employment.    The Committee shall determine the extent to which a Covered Employee shall have the right to receive payment for his or her Long-Term Incentive Awards following termination of the Covered Employee's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an award agreement entered into with each Participant, but need not be uniform among all Long-Term Incentive Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 8. Performance Measures

        8.1    Performance Measures.    Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 8, the performance goals upon which the payment or vesting of a Long-Term Incentive Award to a Covered Employee (other than an Annual Incentive Award awarded or credited pursuant to Article 6) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

  (a)
  Net earnings or net income (before or after taxes);

  (b)
  Earnings per share;

  (c)
  Net service revenue or revenue growth;

  (d)
  Net income from operations;

  (e)
  Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

  (f)
  Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity);

  (g)
  Earnings before or after taxes, interest, depreciation, and/or amortization;

  (h)
  Productivity ratios;

  (i)
  Share price (including, but not limited to, growth measures and total shareholder return);

  (j)
  Expense targets;

  (k)
  Margins;

  (l)
  Operating efficiency;

  (m)
  Market share;

  (n)
  Client satisfaction;

  (o)
  Working capital targets; and

  (p)
  Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

        Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 8.

        8.2    Evaluation of Performance.    The Committee may provide in any such Long-Term Incentive Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. These inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

        8.3    Adjustment of Performance-Based Compensation.    Long-Term Incentive Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

        8.4    Committee Discretion.    In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Long-Term Incentive Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 8.1.

Article 9. Beneficiary Designation

        Each Covered Employee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Covered Employee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Covered Employee in writing with the Company during the Covered Employee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Covered Employee's death shall be paid to the Covered Employee's estate.

Article 10. Stockholder Approval

        The effectiveness of the Plan is subject to the approval of the stockholders of the Company to the extent required by Section 162(m)(4)(C)(ii) of the Code.

Article 11. Amendment, Modification, and Termination of the Plan

        The Board may amend, modify, or terminate the Plan at any time, provided that no amendment, modification, or termination of the Plan shall reduce the amount payable to a Covered Employee under the Plan as of the date of such amendment, modification, or termination. No amendment which would require stockholder approval under Section 162(m) of the Code may be effected without such stockholder approval.

Article 12. Applicable Law

        The Plan shall be construed, administered, regulated, and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of Delaware.

Article 13. Miscellaneous

        A Covered Employee's rights and interests under the Plan may not be assigned or transferred by the Covered Employee. To the extent the Covered Employee acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and the Covered Employee. Designation as a Covered Employee in the Plan shall not entitle or be deemed to entitle a Covered Employee to continued employment with the Company.

APPENDIX B

THE FIRST MARBLEHEAD CORPORATION

AUDIT COMMITTEE CHARTER

August 10, 2004

A.    Purpose

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

  •
  the integrity of the Company's financial statements;

  •
  the Company's systems of internal controls regarding finance, accounting and compliance with related legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the Company's internal audit function and independent auditors;

and to prepare an audit committee report as required by the SEC to be included in the Company's annual proxy statement.

B.    Structure and Membership

  1.
  Number.    Except as otherwise permitted by the applicable rules of the New York Stock Exchange, the Audit Committee shall consist of at least three members of the Board of Directors.

  2.
  Independence.    Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules and Rule 10A-3(b)(1) of the Exchange Act.

  3.
  Financial Literacy.    Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

  4.
  Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

  5.
  Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

  6.
  Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. If a member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board of Directors will determine whether such simultaneous service would impair the ability of such member to effectively serve on the Company's Audit Committee and disclose such determination in the Company's annual proxy statement. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.    Authority and Responsibilities

  General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

  1.
  Selection.    The Audit Committee shall be directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

  2.
  Independence.    At least annually, the Audit Committee shall assess the independent auditor's independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  3.
  Rotation.    The Audit Committee shall monitor the partner rotation of the independent audit firm and consider whether rotation of the audit firm itself is necessary or advisable.

  4.
  Quality-Control Report.    At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

  •
  the firm's internal quality-control procedures; and

  •
  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  5.
  Compensation.    The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

  6.
  Preapproval of Services.    The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. With respect to such services, the Audit Committee shall review and approve disclosures required to be included in SEC periodic reports.

  7.
  Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

  •
  receive and consider the reports required to be made by the independent auditor regarding:

  •
  the scope and plan of the work to be done by the independent auditor;

      •
      critical accounting policies and practices;

      •
      alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

      •
      other material written communications between the independent auditor and Company management.

  •
  review with the independent auditor:

  •
  any audit problems or difficulties the independent auditor encountered in the course of the audit work and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management;

  •
  major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

  •
  analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

  •
  whether they are aware of any unlawful acts by employees or management of the Company; and

  •
  the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company.

  Audited Financial Statements

  8.
  Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

  9.
  Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

  10.
  Independent Auditor Performance.    The Audit Committee shall report at least annually to the Board of Directors regarding the Committee's assessment, based on its own evaluation and the opinions of management and internal auditors, of the independent auditors' performance and independence, including an evaluation of the lead partner of the independent auditor.

  11.
  Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

  Review of Other Financial Disclosures

  12.
  Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  13.
  Earnings Release and Other Financial Information.    The Audit Committee shall discuss generally the types of information to be disclosed in the Company's earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

  14.
  Quarterly Financial Statements.    The Audit Committee shall discuss with the Company's management and independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Controls and Procedures

  15.
  Oversight.    The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act and shall review with counsel any legal matters that could have a significant impact on the Company's financial statements.

  16.
  Internal Audit Function.    The Audit Committee shall coordinate the Board of Directors' oversight of the performance of the Company's internal audit function and review, at least annually, the proposed internal audit plan, staffing, audit procedures to be utilized and the coordination of the plan with the independent auditors. During this review the independence, objectively and authority of the internal audit function will be assessed, and any disagreements with management or scope restrictions encountered in the course of their work will also be assessed.

  17.
  Risk Management.    The Audit Committee shall discuss the Company's policies with respect to financial risk assessment and financial risk management, including guidelines and policies to govern the process by which the Company's exposure to financial risk is handled.

  18.
  Hiring Policies.    The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company's independent auditors.

  19.
  Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  20.
  Evaluation of Financial Management.    The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company's financial management personnel.

  21.
  Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

  1.
  Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management; and (iii) the Company's internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

  2.
  Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

  3.
  Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

  4.
  Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

  5.
  Written Affirmation to NYSE.    On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.

  6.
  Independent Advisors.    The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

  7.
  Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

  8.
  Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

  9.
  Annual Self-Evaluation.    At least annually, the Audit Committee shall evaluate its own performance.

DETACH HERE

PROXY

THE FIRST MARBLEHEAD CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby revoke(s) all prior proxies and appoint(s) Daniel Maxwell Meyers, Ralph M. James and Donald R. Peck, and each of them, attorneys of the undersigned (the "proxy holders"), with full power of substitution, for and in the name(s) of the undersigned to (1) attend the 2004 annual meeting of stockholders (the "Meeting") of The First Marblehead Corporation (the "Company") to be held at 60 State Street, Boston, Massachusetts 02109, at 10:00 a.m. (local time), on Thursday, November 18, 2004, and any adjourned sessions thereof, and (2) vote all shares of common stock of the Company that the undersigned would be entitled to vote, with all powers the undersigned would possess, if personally present. Each of the following matters is proposed by the Company, and none of the matters is related to or conditioned on the approval of the other matters.

        In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side):

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL.

☒	Please mark votes as in this example.
The Board of Directors recommends a vote FOR all director nominees.		The Board of Directors recommends a vote FOR proposals two and three.
1.	Elect eight directors for terms to expire at the next Annual Meeting of Stockholders.	2.	Approve an amendment to our restated certificate of incorporation to increase the authorized number of shares of capital stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees: (01) Daniel Maxwell Meyers, (02) Stephen E. Anbinder (03) Leslie L. Alexander, (04) William R. Berkley (05) Dort A. Cameron III, (06) George G. Daly (07) Peter S. Drotch, (08) William D. Hansen		3.	Approve our executive incentive compensation plan.	☐	☐	☐

FOR ALL NOMINEES (except as marked to the contrary below)	☐	☐	WITHHELD FROM ALL NOMINEES	If this proxy is properly executed, the shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any of the director nominees or proposals specified above, this proxy will be voted "FOR" each director nominee and proposal.
Instructions: To withhold authority to vote for one or more individual nominees, write the name(s) of the nominee(s) on the line above.
Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
	Please Mark Here ☐ for Address Change or Comments	Please Mark Here if ☐ You Plan to Attend the Meeting

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
Note: The signature(s) on this proxy should correspond exactly with the stockholder's name as printed above and to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. When signing as attorney, executor, administrator, trustee, guardian, authorized officer or other fiduciary, please give your full title as such.
Signature:	Date:	Signature:	Date: